Exhibit 99.3

Unaudited Pro Forma Financial Statements

On December 4, 2006, Silverstar Acquisitions achieved over 90% acceptance of its offer to acquire the shares of Empire. As a result of over 90% of the shareholders of Empire accepting Silverstar Acquisition’s offer, the offer to the remaining shareholders of Empire terminated on December 15, 2006. Silverstar Acquisitions will acquire the remaining Empire shares for a cash payment as stipulated in its offer.

The offer provided for either a cash payment of approximately $.13 per share (£.07 p), or an earn-out alternative, where the initial payment was approximately $.09 per share (£.05 p), with a further $.09 per share (£.05 p) in loan notes payable in October 2007. Additionally, there is an earn-out payable in April 2008. The earn-out is based on a formula of Empire’s EBITDA for the fiscal year ended June 30, 2007. The following pro forma financial statements assume the earn out targets will be fully achieved and the Company recorded a liability of £6,177,548 or $11,568,076 USD based on the September 30, 2006 foreign exchange rate of 1.8726 US dollar to the UK pound.

The aggregate purchase price for Empire’s stock, assuming the full earn out threshold is met, will be approximately $25 million of which amount approximately $5 million are loan notes which mature October 31, 2007 and $11.6 million are loan notes payable in April 2008 if earnings targets are achieved. $.7 million of the acquisition expenses were paid by the issuance of 406,180 shares of Silverstar’s Class A common stock. Of the remaining $7.7 million of the purchase price approximately $7.3 million has been paid by utilizing the Company’s internal cash resources. The remaining $.4 million has been accrued as a short term liability.

The unaudited pro forma balance sheet combines the historical consolidated balance sheets of the Company and Empire as if the transaction had taken place on September 30, 2006. The unaudited pro forma consolidated statements of operations for the year ended June 30, 2006 and for the three month period ended September 30, 2006 combine the historical consolidated statements of operations of the Company and Empire as if the transaction had taken place on July 1, 2005. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transaction and (ii) factually supportable. In addition, with respect to the statements of operations, the pro forma events must be expected to have a continuing impact on the combined results.

This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, (ii) the Company’s separate historical audited financial statements as of and for the year ended June 30, 2006, included in its Annual Report on Form 10-K previously filed with the U.S. Securities and Exchange Commission (“SEC”), and (iii) the Company’s separate historical financial information as of and for the three month period ended September 30, 2006, included in its Quarterly Report on Form 10-Q previously filed with the SEC.

The unaudited pro forma financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed as of the date indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company after the transaction.

The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions, all as more fully described in the notes to the unaudited pro forma financial statements, and may be revised as additional information becomes available.

SILVERSTAR HOLDINGS, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 2006

	Silverstar Holdings	Empire Interactive	Pro Forma Adjustments		Pro Forma Combined
Net Revenues (gross revenues reportable for Empire Interactive reported in acordance with U.K. GAAP totaled $36,536,098)	$3,316,429	$23,672,953		C	$26,989,382

Operating Expenses:
Cost of sales (costs for sales for Empire Interactive as reported in accordance with UK GAAP totaled $18,316,014)	398,374	7,743,861			8,142,235
Development cost and royalties	1,099,488	10,947,720			12,047,208
Selling, general and administrative (SG&A expenses for Empire Interactive as reported in accordance with UK GAAP totaled $11,753,614)	2,931,243	8,462,622		C	11,393,865
Amortization of intangibles	148,797		3,821,594	A	3,970,391
Depreciation	31,687	167,528			199,215

Total operating expenses	4,609,589	27,321,731	3,821,594		35,752,914

Operating loss	(1,293,160)	(3,648,778)	(3,821,594)		(8,763,532)
Other Income	39,959	0			39,959
Foreign currency loss)	(749,764)	(145,837)			(895,601)
Costs incurred with abandoned acquisition	(321,412)				(321,412)
Foreign tax expense	(600,000)				(600,000)
Amortization of convertible debt discounts and issuance costs	(769,566)				(769,566)
Interest income	633,131				633,131
Interest expense	(560,841)	(140,003)	(174,836)	B	(875,680)

Loss from continuing operations before income taxes	(3,621,653)	(3,934,618)	(3,996,430)		(11,552,701)
Income tax benefit		64,853			64,853

Net loss from continuing operations	(3,621,653)	(3,869,765)	(3,996,430)		(11,487,848)
Discontinued operations:
Income from operations net of income taxes of $0.0	161,753				161,753
Gain on disposition net of income taxes of $0.0	1,480,710				1,480,710

Net loss	($ 1,979,190)	($ 3,869,765)	($3,996,430)		($ 9,845,385)

Net Income (Loss) Per Share:
Basic:
Continuing Operations	($ 0.39)				($ 1.21)
Discontinued operations	0.18				0.17

Net Loss	($ 0.21)				($ 1.04)

Diluted
Continuing operations	($ 0.39)				($ 1.21)
Discontinued operations	0.17				0.16

Net loss	($ 0.22)				($ 1.04)

Weighted average common stock outstanding:
Basic	9,102,286				9,507,446

Diluted	9,574,910				9,980,070

SILVERSTAR HOLDINGS, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
QUARTER ENDED SEPTEMBER 30, 2006

	Silverstar Holdings	Empire Interactive	Pro Forma Adjustments		Pro Forma Combined
Net Revenues (gross revenues reportable for
Empire Interactive reported in acordance with U.K
GAAP totaled $10,353,717)	$278,745	$8,260,882		C	$8,539,627

Operating Expenses:
Cost of sales (cost of sales for Empire Interactive as reported in accordance with UK GAAP totaled $3,590,224)	119,209	1,513,221		C	1,632,430
Development cost and royalties	68,401	2,367,033			2,435,434
Selling, general and administrative (SG&A expenses for Empire Interactive as reported in accordance with UK GAAP totaled $2,252,849)	613,955	2,237,017		C	2,850,972
Amortization of intangibles	42,361		1,177,870	A	1,220,231
Depreciation	7,730	32,933			40,663

Total operating expenses	851,656	6,150,204	1,177,870		8,179,730

Operating Loss	(572,911)	2,110,678	(1,177,870)		359,897
Other Income	11				11
Foreign currency loss	(262,073)	(88,471)			(350,544)
Amortization of convertible debt discounts and issuance costs	(159,107)				(159,107)
Interest income	155,468				155,468
Interest expense	(102,826)	(34,464)			(137,290)

Loss From Continuing operations before income taxes	(941,438)	1,987,743	(1,177,870)		(151,504)
Income tax benefit	-	(23,670)			(23,670)

Net income (loss)	($941,438)	$1,964,073	(1,177,870)		($155,235)

Net income (loss) per share:
Basic and diluted	($0.10)				($0.02)

Weighted average common stock outstanding:
Basic and diluted	9,149,034				9,555,214

Notes to the Unaudited Pro Forma Statements Of Operations

        The notes to the unaudited pro forma financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements.

A.	To record amortization of acquired Intangible Assets

B.	To record Interest expense payable on notes held by former shareholders of Empire Interactive stock. The pro forma financial statements were prepared using the assumption that the notes held by former empire interactive shareholders would be paid in full on May 31, 2006, therefore, no interest expense on these notes has been recorded for the quarter ending September 30, 2006

C.	With respect to revenue generated by the Empire via US distributors, US GAAP prescribes, on the basis of the terms of the contracts involved, that net presentation of Revenue is required for both guaranteed revenue and additional revenue in excess of guaranteed amounts. Under UK GAAP, gross presentation had been adopted. There was no effect on reported Net Income for the Pro Forma periods as shown below.

	Year Ended June 30, 2006
	U.S. GAAP	U.K. GAAP	Effect on Income
Revenues reportable	$23,672,953	$36,536,098	($12,863,145)
Cost of sales expense	7,743,861	18,316,014	10,572,153
Selling general and administrative expenses	8,462,622	10,753,614	2,290,992

Effect on income (loss)			$0

	Quarter Ended September 30, 2006
	U.S. GAAP	U.K. GAAP	Effect on Income
Revenues reportable	$8,260,882	$10,353,717	($2,092,835)
Cost of sales expense	1,513,221	3,590,224	2,077,003
Selling general and administrative expenses	2,237,017	2,252,849	15,832

Effect on income (loss)			$0

SILVERSTAR HOLDINGS, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2006

			Pro Forma Adjustments
ASSETS	Silverstar Holdings	Empire Interactive	Debit	Credit		Pro forma Combined

Current assets:
Cash and cash equivalents
(Includes restricted cash of $658,693 and $647,797, respectively)	$8,822,680	$23,537		6,943,790		$1,902,427
Cash restricted for foreign tax estimated liability	2,760,607	0				2,760,607
Accounts receivable, net	188,382	1,856,793				2,045,175
Current portion of long term notes receivable	172,974					172,974
Inventory	142,934	565,025				707,959
Prepaid expenses and other current assets	358,056	51,907				409,963

Total current assets	12,445,633	2,497,262				7,999,105
Property, plant and equipment, net	70,584	820,819				891,403
Investments in non-marketable securities	1,143,566					1,143,566
Long term notes receivable	373,975					373,975
Goodwill, net	846,335					846,335
Intangible assets, net	1,377,964		28,851,371		D	30,229,335
Deferred charges and other assets	653,189	584,251		346,008	E	891,432

Total assets	$16,911,246	$3,902,332				$42,375,151

Current liabilities:
Bank overdraft		1,549,588				1,549,588
Lines of credit	658,693					658,693
Current portion of long term debt	121,894					121,894
Current portion of convertible secured debenture	1,440,000					1,440,000
Notes payable former Empire shareholders				4,999,761	E	4,999,761
Accounts payable	718,417	2,586,557				3,304,974
Accrued expenses	839,133	3,571,891		465,033	E	4,876,057
Estimated liability for foreign tax	564,668					564,668

Total current liabilities	4,342,805	7,708,035				17,515,634
Convertible secured debenture, net of current portion	1,843,863					1,843,863
Contingent liability - earn out alternative				11,568,076	E	11,568,076
Obligation to issue common stock	244,392					244,392

Total liabilities	$6,431,060	$7,708,035				$31,171,965

Stockholders' equity:
Common stock, Class A,	83,138	126,953	126,953	4,062	E	87,200
Common stock, Class B	8,353					8,353
Common stock, FSAH Class B	600					600
Additional paid-in capital	65,584,072	19,098,200	19,098,200	718,938	E	66,303,010

Accumulated deficit	(55,331,795)	(23,030,856)		23,030,856		(55,331,795)
Other comprehensive income	135,818					135,818

Total stockholders' equity	10,480,186	-3,805,703				11,203,186

Total liabilities and stockholders' equity	$16,911,246	$3,902,332				$42,375,151

Notes to the Unaudited Pro Forma September 30, 2006 Balance Sheet

        The notes to the unaudited pro forma financicial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements.

D	To record intangible assets acquired at fair market value

E	To record acquisition of Empire Interactive stock at estimated carrying value of $25,045,668

Reclassify previously capitalized acquisition costs	$346,008
Cash paid at settlement	6,943,790
Increase in accrued expenses	465,033
Fair market value of 405,160 Class A shares issued as payment of
finder's fee and other acquisition fees	723,000
Notes issued to former shareholders	4,999,761
Contingent liability - earn out alternative - payable upon certain earnings
targets being met	11,568,076

$25,045,668